Exhibit 6(a)

                            FUND MANAGEMENT AGREEMENT

      FUND MANAGEMENT AGREEMENT dated November 6, 1995 between Liberty ALL-STAR Growth Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), and Liberty Asset Management Company, a corporation organized under the laws of the State of Delaware (the "Manager").

      WHEREAS, the Company desires to employ the Manager (i) to provide certain administrative services as described herein to the Company, and (ii) to provide investment management services as described herein in accordance with the Company's investment objective and policies as stated in the Company's Registration Statement, as from time to time in effect, under the Investment Company Act of 1940 (the "Investment Company Act") and in conformity with the Company's Articles of Incorporation and the Investment Company Act, as the same may from time to time be amended.

      WHEREAS the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and desires to provide services to the Company in consideration of and on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, the Company and the Manager agree as follows:

      1. Employment of the Manager. The Company hereby employs the Manager to administer its business and administrative operations as set forth in Section 2(A) of this Agreement, and to manage the investment and reinvestment of the Company's assets as set forth in Section 2(B) below, all subject to the direction of the Board of Directors of the Company, for the period, in the manner, and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

      2. Obligation of and Services to be Provided by the Manager. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

      A. Administrative Services
         -----------------------
      (1) The Manager shall provide, either directly or through an affiliate, general administrative services and oversee the operations of the Company ("Administrative Services"). The Administrative Services shall not include custodial, transfer agency, or pricing and bookkeeping services, but shall include, without limitation:

            (i) the maintenance of the Company's offices within the Manager's offices in Boston, Massachusetts and the maintenance of the corporate books and records of the Company, other than the books and records maintained by the transfer agent, the custodian or the fund accountant of the Company, and making arrangements for the meetings of the Directors of the Company, including the preparation of agendas and supporting materials therefor;

            (ii) the preparation of such financial information as is reasonably necessary for reports to shareholders of the Company, reports to the Board of Directors and the officers of the Company, and reports of the Company to the Securities and Exchange Commission, the Internal Revenue Service and other Federal and state regulatory agencies;

            (iii) the provision of such advice that may be reasonably necessary properly to account for the Company's financial transactions and to maintain the Company's accounting procedures and records so as to insure compliance with generally accepted accounting and tax practices and rules;

            (iv) the monitoring of the preparation and maintenance by the Company's custodian or other agents of all records that may be reasonably required in connection with the audit performed by the Company's independent auditors, the Securities and Exchange Commission, the Internal Revenue Service or other Federal or state regulatory agencies;

            (v) the preparation of communications and reports to shareholders of the Company and making arrangements for meetings of such shareholders;

            (vi) the preparation and filing of all reports and all updating and other amendments to the Company's registration statements necessary to maintain the registration of the Company under the 1940 Act and the listing of its common stock on the New York Stock Exchange;

            (vii) the preparation of the Company's tax returns;

            (viii) the periodic computation, and reporting as necessary to the Directors of the Company, of the Company's compliance with its investment objective, policies and restrictions and the portfolio diversification and other portfolio requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the "Code"); and

            (ix) the negotiation of agreements or other arrangements with, and general oversight and coordination of, agents and others retained by the Company to provide custodial, transfer agency, net asset value computation, portfolio accounting, legal, tax and accounting services.

      2. The Manager will permit individuals who are officers or employees of the Manager to serve (if duly elected or appointed) as officers, Directors, members of any committee of the Board of Directors, members of any advisory board, or members of any other committee of the Company, without remuneration or other cost to the Company.

      B.  Investment Management Services.
          -------------------------------
                  (1)The Manager shall have overall supervisory responsibility for the general management and investment of the Company's assets, subject to and in accordance with the investment objectives and policies of the Company, and any directions which the Board of Directors of the Company may issue to the Manager from time to time.
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                  (2)The Manager shall provide overall investment programs and strategies with respect to the Company's assets, shall revise such programs as necessary and shall monitor and report periodically to the Board of Directors of the Company concerning the implementation of the programs.

                  (3)The Company intends to appoint one or more persons or
            companies ("Portfolio Managers"), each such Portfolio Manager to have full investment discretion and to make all determinations with respect to the investment and reinvestment of the portion of the Company's assets assigned to that Portfolio Manager by the Manager and the purchase and sale of portfolio securities with those assets, all within the Company's investment objectives, policies and restrictions, and the Company will take such steps as may be necessary to implement such appointments. The Manager shall not be responsible or liable for the investment merits of any decision by a Portfolio Manager to purchase, hold or sell a security for the portfolio of the Company. The Manager shall advise the Board of Directors of the Company which Portfolio Managers the Manager believes are best suited to invest the Company's assets; shall monitor and evaluate the investment performance of each Portfolio Manager employed by the Company; shall allocate and reallocate from time to time, in its discretion, the portion of the Company's assets to be managed by each Portfolio Manager; shall recommend changes of or additional Portfolio Managers when appropriate; and shall coordinate the investment activities of the Portfolio Managers to ensure compliance with the Company's investment policies and restrictions and applicable laws, including the Investment Company Act and the Code.

                  (4)The Manager shall render regular reports to the Company, at regular meetings of the Board of Directors, of, among other things, the decisions which it has made with respect to the allocation of the Company's assets among Portfolio Managers.

3. Allocation of Expenses
   ----------------------
      (1) Expenses paid by the Manager. The Manager shall at its own expense furnish or provide and pay the cost of such office space, office equipment, personnel and office services as the Manager requires for the performance of its administrative and investment management services hereunder. The Manager shall not be obligated to bear any other expenses incidental to the operations or business of the Company, and the payment or assumption by the Manager of any expense of the Company that the Manager is not required by this Agreement to pay or assume shall not obligate the Manager to pay or assume the same or any similar expense on any subsequent occasion.

      (2) Expenses paid by the Company. The Company shall pay all expenses incurred in the operation of the Company including, among other things, expenses for legal and auditing services, costs of printing proxies, stock certificates and shareholder reports, charges of the custodian, any sub-custodian and transfer agent, Securities and Exchange Commission fees, fees and expenses of Directors of the Company who are not "affiliated persons" (as defined in the Investment Company Act) of the Manager, any other investment adviser of the Company, or any of their affiliated persons, accounting and pricing costs, membership fees in trade associations, insurance, interest, brokerage costs, taxes, stock exchange listing fees and

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expenses, expenses of qualifying the Company's shares for sale in various states, litigation and other extraordinary or nonrecurring expenses, and other expenses properly payable by the Company.

4. Activities and Affiliates of the Manager.
   -----------------------------------------
      A. The services of the Manager to the Company hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. The Manager shall use the same skill and care in the management of the Company's assets as it uses in the administration of other accounts to which it provides asset management, consulting and portfolio manager selection services, but shall not be obligated to give the Company more favorable or preferential treatment vis-a-vis its other clients.

      B. Subject to and in accordance with the Articles of Incorporation and By-Laws of the Company and to Section 10(a) of the Investment Company Act, it is understood that Directors, officers, agents and shareholders of the Company may be interested in the Manager or its affiliates as directors, officers, agents or stockholders of the Manager or its affiliates; that directors, officers, agents and stockholders of the Manager or its affiliates are or may be interested in the Company as Directors, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Company as shareholders or otherwise; and that the effect of any such interests shall be governed by the Investment Company Act.


      5. Fees for Services: Compensation of Portfolio Managers. The compensation of the Manager for its services under this Agreement shall be calculated and paid by the Fund in accordance with the Exhibit I attached hereto. The Manager will compensate the Portfolio Managers as provided in
Exhibit I.

6. Liabilities of the Manager.
   ---------------------------
      A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

      B. No provision of this Agreement shall be construed to protect any Director or officer of the Company, or the Manager, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

7. Renewal and Termination.
   ------------------------

      A. This Agreement shall continue in effect until November 6, 1997, and shall continue in effect thereafter provided such continuance is specifically approved at least annually by (i) the Company's Board of Directors or (ii) a vote of a "majority" (as defined in the Investment Company Act) of the Company's outstanding voting securities, provided that in either event such continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The aforesaid requirement that continuance

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of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the Rules and Regulations thereunder.

      B. This Agreement:

      (a) may at any time be terminated without the payment of any penalty either by vote of the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Company, on sixty
      (60) days' written notice to the Manager;

      (b)shall immediately terminate in the event of its assignment (as that term is defined in the Investment Company Act); and

      (c)may be terminated by the Manager on sixty (60) days' written notice to the Company.

      C. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid to the other party to this Agreement at its principal place of business.

      8. Use of Name. The Company may use the name "Liberty ALL-STAR" only so long as this Agreement remains in effect. If this Agreement is no longer in effect, the Company (to the extent it lawfully can) shall cease using such name or any other name indicating that it is advised by or otherwise connected with the Manager. The Manager may grant the non-exclusive right to use the name "Liberty ALL-STAR" to any other entity, including any other investment company of which the Manager or any of its affiliates is the investment adviser or distributor.

      9. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      10. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

                              LIBERTY ALL-STAR GROWTH FUND, INC.

                              By: /s/ William R. Parmentier
                                  -------------------------

                                Title: President
                                       ---------

                              LIBERTY ASSET MANAGEMENT COMPANY

                              By: /s/ Richard R. Christensen
                                  --------------------------

                                Title: President

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                                    EXHIBIT I

                                   MANAGER FEE

      (A) For the Administrative Services provided to the Company pursuant to
Section 2(A) of this Agreement, the Company will pay to the Manager, on the first business day of each calendar quarter, a fee for the previous calendar quarter at the rate of:

                  .0625% (.25%  annually) of the average  weekly net assets of the Company up to and including $125 million;

                  .046875% (.1875%  annually) of the average weekly net assets of the Company exceeding $125 million and up to and including $250 million;

                  .03125% (.125% annually) of the average weekly net assets of the Company exceeding $250 million.

      (B) For the investment management services provided to the Company pursuant to Section 2(B) of this Agreement, the Company will pay to the Manager, on the first business day of each calendar quarter, a fee for the previous calendar quarter at the rate of:

                  .1875% (.75%  annually) of the average  weekly net assets of the Company up to and including $125 million;

                  .140625% (.5625%  annually) of the average weekly net assets of the Company exceeding $125 million and up to and including $250 million; and

                  .09375% (.375% annually) of the average weekly net assets of the Company exceeding $250 million.

      (C) Pursuant to Section 5 of this Agreement, the Manager will pay to each Portfolio Manager, on or before the fifth business day of each calendar quarter, a fee for the previous calendar quarter at the rate of:

                  .10% (.40% annually) of the Portfolio Manager's Percentage (as defined below) of the average weekly net assets of the Company up to and including $125 million;

                  .075% (.30% annually) of the Portfolio Manager's Percentage of the average weekly net assets of the Company exceeding $125 million and up to and including $250 million; and

                  .05% (.20% annually) of the Portfolio Manager's Percentage of the average weekly net assets of the Company exceeding $250 million.

      Each quarterly payment set forth above shall be based on the average weekly net assets of the Company during such previous calendar quarter. The fee for the period from the date this Agreement becomes effective to the end of the calendar quarter will be prorated according to the proportion that such period bears to the full quarterly period. Upon any termination of this Agreement before the end of a calendar quarter, the fee for the part of that calendar quarter during which this Agreement was in effect shall be prorated according to the proportion that such period bears to the full quarterly period and will be payable upon the date of termination of this Agreement. For

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the purpose of determining fees payable to the Manager, the value of the
Company's net assets will be computed at the times and in the manner specified in the Company's Registration Statement under the Investment Company Act as from time to time in effect.

      "Portfolio Manager's Percentage" means the percentage obtained by dividing the average weekly net assets of that portion of the Company's assets assigned to that Portfolio Manager by the total of the Company's average weekly net assets.





























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